Exhibit 99.1

Byline Bancorp, Inc. Reports Third Quarter 2026 Financial Results

Net income of $41.8 million, $0.94 diluted earnings per share

Chicago, IL, October 22, 2026 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or for the quarter			Third Quarter Highlights (compared to 2Q26 unless specified)
	3Q26	2Q26	3Q25
Financial Results ($ in thousands)				• Delivered record total revenue of $121.0 million,
Net interest income (NII)	$103,676	$100,836	$99,890	up 2.8% and 4.6% Y/Y
Non-interest income	17,332	16,876	15,845
Total revenue(1)	121,008	117,712	115,735	• EPS of $0.94, up 4.4% and 14.6% Y/Y
Non-interest expense (NIE)	59,800	56,479	60,518
Pre-tax pre-provision net income (PTPP)(1)	61,208	61,233	55,217	• ROAA of 1.67%; ROTCE(1) of 14.78%
Provision for credit losses	6,748	7,162	5,298
Provision for income taxes	12,674	13,890	12,719	• PTPP ROAA of 2.45%(1), marking the 16th
Net income	$41,786	$40,181	$37,200	consecutive quarter above 2.00%

Per Share				• TBVPS(1) of $24.14, down 1.4% and up 6.9% Y/Y
Diluted earnings per share (EPS)	$0.94	$0.90	$0.82
Dividends declared per common share	0.14	0.12	0.10	Income Statement
Book value per common share	28.55	28.86	26.99	• Record NII of $103.7 million, up 2.8%
Tangible book value per common share (TBVPS)(1)	24.14	24.48	22.58
				• NIM expanded five bps to 4.33%
Balance Sheet & Credit Quality ($ in thousands)
Total deposits	$8,039,110	$7,870,762	$7,828,197	• Non-interest income of $17.3 million, up 2.7%
Total loans and leases	7,490,395	7,563,929	7,461,321
Net charge-offs	5,846	4,446	7,107	• Effective tax rate of 23.3%, reflecting impact
Allowance for credit losses (ACL)	113,040	111,861	105,717	of tax credits
ACL to total loans and leases held for investment	1.51%	1.48%	1.42%
				• Efficiency ratio(1) of 48.40%
Select Ratios (annualized where applicable)
Efficiency ratio(1)	48.40%	46.93%	51.00%	Balance Sheet
Return on average assets (ROAA)	1.67%	1.63%	1.52%	• Total deposit growth of $168.3 million, or 8.5%(2)
Return on average stockholders' equity	12.34%	12.05%	12.21%
Return on average tangible common equity (ROTCE)(1)	14.78%	14.47%	15.11%	• Reduced wholesale funding by $268.7 million
Net interest margin (NIM)	4.33%	4.28%	4.27%
Common equity to total assets	12.88%	13.13%	12.61%	• Lowered loan/deposit ratio to 93.22%
Tangible common equity to tangible assets(1)	11.12%	11.36%	10.78%
Common equity tier 1	13.29%	12.92%	12.15%	• Total payout ratio(3) of 63.2%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "We delivered record earnings and returned more than $20 million of capital to stockholders through share repurchases and a 16.7% increase in our common dividend to $0.14 per share during the third quarter. We also continued to advance our strategic priorities with the recently announced acquisition of Illinois State Bancorp, Inc., parent of First Nations Bank and The Bank of Bourbonnais. The transaction expands our market presence, strengthens our core deposit base, and adds talented bankers and long-standing customer relationships."

Alberto J. Paracchini, President of Byline Bancorp, added, "The third quarter produced record net interest income of $103.7 million and expanded our net interest margin by five basis points to 4.33% in a quarter when funding costs rose across the industry. Pre-tax, pre-provision return on average assets was 2.45%. Deposits grew at an 8.5% annualized rate while our cost of deposits rose three basis points. We believe our strong capital position provides the flexibility to support growth, capitalize on market opportunities, and create long-term value as we pursue our vision of becoming the preeminent commercial bank in Chicago."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized.
(3)
Total payout ratio is inclusive of common dividends and common share repurchases divided by net income.

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.14 per Share

On October 6, 2026, the Company's Board of Directors declared a cash dividend of $0.14 per share. The dividend will be paid on November 17, 2026, to stockholders of record of the Company's common stock as of November 3, 2026.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the third quarter of 2026 was $103.7 million, an increase of $2.8 million, or 2.8%, from the second quarter of 2026. The increase in net interest income was primarily attributable to higher interest income from investment securities, lower interest expense on other borrowings resulting from reduced wholesale funding levels, and the additional day in the quarter, partially offset by higher interest expense on deposits.

Net interest margin for the third quarter of 2026 was 4.33%, an increase of five basis points compared to the second quarter of 2026. The increase was primarily attributable to higher yields on investment securities and lower Federal Home Loan Bank advances, partially offset by higher rates paid on deposits. Net loan accretion income contributed six basis points to the net interest margin for the quarter, compared to 11 basis points in the prior quarter.

The average cost of total deposits was 1.95% for the third quarter of 2026, an increase of three basis points compared to the second quarter of 2026, primarily due to higher rates paid on interest-bearing accounts.

Provision for Credit Losses

The provision for credit losses was $6.7 million for the third quarter of 2026, a decrease of $414,000, or 5.8%, compared to $7.2 million for the second quarter of 2026. The decrease was primarily attributable to improvements in collateral-related qualitative factors, reflecting favorable trends in certain industry indicators, as well as lower period-end loan and lease balances held for investment. These factors were partially offset by increased reserves associated with certain individually evaluated loans.

Non-interest Income

Non-interest income for the third quarter of 2026 was $17.3 million, an increase of $456,000, or 2.7%, compared to $16.9 million for the second quarter of 2026. The increase was primarily driven by higher bank-owned life insurance income, customer swap activity, and wealth management and trust income, partially offset by lower loan servicing asset revaluation and net gains on sales of loans, as well as less favorable equity securities fair value changes.

Net gains on sales of loans totaled $5.8 million for the quarter, a decrease of $293,000, or 4.8%, compared to the prior quarter. During the third quarter of 2026, we sold $70.8 million of U.S. government guaranteed loans compared to $78.1 million during the second quarter of 2026.

Non-interest Expense

Non-interest expense for the third quarter of 2026 was $59.8 million, an increase of $3.3 million, or 5.9%, compared to $56.5 million for the second quarter of 2026. The increase in non-interest expense was mainly due to a $3.4 million increase in salaries and employee benefits and higher other non-interest expense and legal, audit and other professional fees. These increases were partially offset by lower advertising and promotions expense and lower impairment charges on assets held for sale.

Our efficiency ratio was 48.40%(1) compared to 46.93%(1) for the second quarter of 2026, an increase of 147 basis points. The change in the efficiency ratio was mainly driven by higher non-interest expenses.

Income Taxes

We recorded income tax expense of $12.7 million during the third quarter of 2026, compared to $13.9 million during the second quarter of 2026. The effective tax rates were 23.3% and 25.7% for the third quarter of 2026 and second quarter of 2026, respectively. The decrease was primarily driven by the purchase of renewable energy tax credits during the third quarter.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.9 billion as of September 30, 2026, a decrease of $33.7 million, or 0.3%, compared to June 30, 2026. The decrease was primarily driven by an $80.9 million decrease in loans and leases held for investment, reflecting loan payoffs and sales that exceeded portfolio growth during the quarter, partially offset by increases in cash and cash equivalents, securities available-for-sale and loans held for sale.

Allowance for Credit Losses

The ACL was $113.0 million as of September 30, 2026, an increase of $1.2 million, or 1.1%, from June 30, 2026. The increase was driven by provision for credit losses on individually assessed loans and net charge-offs on loans and leases. The ACL as a percentage of total loans and leases held for investment increased by three basis points to 1.51%, compared to 1.48% at June 30, 2026.

Net loan and lease charge-offs during the third quarter of 2026 were $5.8 million, or 0.31% of average loans and leases on an annualized basis, an increase of $1.4 million or seven basis points, compared to the second quarter of 2026.

Asset Quality

Non-performing assets were $87.9 million, or 0.89% of total assets, as of September 30, 2026, an increase of $15.6 million, or 21.6%, from June 30, 2026. The increase was primarily attributable to an increase in non-accrual loans and leases. The government guaranteed portion of non-performing loans included in non-performing assets was $9.7 million at September 30, 2026, compared to $8.1 million at June 30, 2026, an increase of $1.5 million, or 18.7%.

Deposits and Other Liabilities

Total deposits increased $168.3 million, up 2.1%, or 8.5% annualized, to $8.0 billion at September 30, 2026 from $7.9 billion as of June 30, 2026. The increase was primarily driven by growth in non-interest-bearing demand deposits, interest-bearing accounts and time deposits, partially offset by lower money market and savings account balances.

Total borrowings and other liabilities were $584.4 million at September 30, 2026, a decrease of $173.1 million, or 22.8%, from $757.5 million at June 30, 2026. The decrease for the quarter was primarily driven by lower Federal Home Loan Bank advances.

Stockholders’ Equity

Total stockholders’ equity was $1.3 billion at September 30, 2026, a decrease of $29.0 million, or 2.2%, from June 30, 2026. The decrease was primarily driven by an increase in accumulated other comprehensive loss related to available-for-sale securities, common share repurchases and dividends declared, partially offset by net income of $41.8 million.

During the quarter ended September 30, 2026, we repurchased 521,980 shares of our common stock.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, October 23, 2026, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 461-5787; Meeting ID: 511 124 815

A slide presentation relating to our third quarter 2026 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.9 billion in assets and operates 44 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contact For Byline Bancorp, Inc.:

Investors / Media:
Brooks O. Rennie
Investor Relations Director
(312) 660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands)	2026	2026	2025
ASSETS
Cash and due from banks	$54,221	$77,159	$70,406
Interest bearing deposits with other banks	164,454	116,400	190,774
Cash and cash equivalents	218,675	193,559	261,180
Equity and other securities, at fair value	1,897	7,476	10,461
Securities available-for-sale, at fair value	1,640,029	1,616,748	1,512,194
Restricted stock, at cost	10,269	18,777	15,934
Loans held for sale	28,878	21,518	20,566
Loans and leases:
Loans and leases	7,461,517	7,542,411	7,440,755
Allowance for credit losses - loans and leases	(113,040)	(111,861)	(105,717)
Net loans and leases	7,348,477	7,430,550	7,335,038
Servicing assets, at fair value	19,242	19,291	19,019
Premises and equipment, net	55,735	55,981	58,785
Other real estate owned, net	2,781	3,153	4,220
Goodwill and other intangible assets, net	196,815	198,050	202,014
Bank-owned life insurance	108,940	109,414	106,575
Deferred tax assets, net	57,124	40,624	49,918
Accrued interest receivable and other assets	209,918	217,324	216,471
Total assets	$9,898,780	$9,932,465	$9,812,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,872,965	$1,826,739	$1,932,869
Interest-bearing deposits	6,166,145	6,044,023	5,895,328
Total deposits	8,039,110	7,870,762	7,828,197
Other borrowings	272,629	460,449	361,286
Subordinated notes, net	73,995	73,967	148,971
Junior subordinated debentures issued to capital trusts, net	72,016	71,814	71,272
Accrued expenses and other liabilities	165,788	151,258	164,967
Total liabilities	8,623,538	8,628,250	8,574,693
STOCKHOLDERS’ EQUITY
Common stock	471	471	471
Additional paid-in capital	758,540	756,361	758,089
Retained earnings	748,048	712,588	615,784
Treasury stock	(98,874)	(78,627)	(56,959)
Accumulated other comprehensive loss, net of tax	(132,943)	(86,578)	(79,703)
Total stockholders’ equity	1,275,242	1,304,215	1,237,682
Total liabilities and stockholders’ equity	$9,898,780	$9,932,465	$9,812,375

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
(dollars in thousands,	September 30,	June 30,	September 30,
except per share data)	2026	2026	2025
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$128,969	$127,524	$132,401
Interest on securities	15,042	14,426	13,289
Other interest and dividend income	3,581	2,356	2,936
Total interest and dividend income	147,592	144,306	148,626
INTEREST EXPENSE
Deposits	39,284	37,338	42,857
Other borrowings	1,750	3,273	1,502
Subordinated notes and debentures	2,882	2,859	4,377
Total interest expense	43,916	43,470	48,736
Net interest income	103,676	100,836	99,890
PROVISION FOR CREDIT LOSSES	6,748	7,162	5,298
Net interest income after provision for credit losses	96,928	93,674	94,592
NON-INTEREST INCOME
Fees and service charges on deposits	2,925	2,853	2,741
Loan servicing revenue	3,062	3,047	3,062
Loan servicing asset revaluation	(1,791)	(1,126)	(1,294)
ATM and interchange fees	1,289	1,377	1,015
Net gains (losses) on sales of securities available-for-sale	—	21	—
Change in fair value of equity securities, net	218	814	(298)
Net gains on sales of loans	5,802	6,095	6,981
Wealth management and trust income	1,394	1,270	1,366
Other non-interest income	4,433	2,525	2,272
Total non-interest income	17,332	16,876	15,845
NON-INTEREST EXPENSE
Salaries and employee benefits	39,069	35,656	37,492
Occupancy and equipment expense, net	3,872	4,065	4,531
Impairment charge on assets held for sale	—	496	—
Loan and lease related expenses	832	752	1,274
Legal, audit, and other professional fees	3,578	3,231	3,876
Data processing	4,773	4,866	4,903
Net loss (gain) recognized on other real estate owned and other related expenses	93	137	617
Other intangible assets amortization expense	1,235	1,235	1,494
Other non-interest expense	6,348	6,041	6,331
Total non-interest expense	59,800	56,479	60,518
INCOME BEFORE PROVISION FOR INCOME TAXES	54,460	54,071	49,919
PROVISION FOR INCOME TAXES	12,674	13,890	12,719
NET INCOME	$41,786	$40,181	$37,200
EARNINGS PER COMMON SHARE
Basic	$0.94	$0.90	$0.82
Diluted	$0.94	$0.90	$0.82

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	September 30,	June 30,	September 30,
and per share data)	2026	2026	2025
Earnings per Common Share
Basic earnings per common share	$0.94	$0.90	$0.82
Diluted earnings per common share	$0.94	$0.90	$0.82
Adjusted diluted earnings per common share(1)(3)	$0.94	$0.91	$0.83
Weighted average common shares outstanding (basic)	44,265,063	44,596,967	45,102,828
Weighted average common shares outstanding (diluted)	44,541,961	44,789,192	45,372,602
Common shares outstanding	44,674,518	45,191,493	45,859,977
Cash dividends per common share	$0.14	$0.12	$0.10
Dividend payout ratio on common stock	14.89%	13.33%	12.20%
Book value per common share	$28.55	$28.86	$26.99
Tangible book value per common share(1)	$24.14	$24.48	$22.58
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.33%	4.28%	4.27%
Net interest margin, fully taxable equivalent (1)(4)	4.33%	4.29%	4.28%
Average cost of deposits	1.95%	1.92%	2.16%
Efficiency ratio(1)(2)	48.40%	46.93%	51.00%
Adjusted efficiency ratio(1)(2)(3)	48.40%	46.51%	50.27%
Non-interest income to total revenues(1)	14.32%	14.34%	13.69%
Non-interest expense to average assets	2.39%	2.29%	2.47%
Adjusted non-interest expense to average assets(1)(3)	2.39%	2.27%	2.44%
Return on average stockholders' equity	12.34%	12.05%	12.21%
Adjusted return on average stockholders' equity(1)(3)	12.34%	12.16%	12.42%
Return on average assets	1.67%	1.63%	1.52%
Adjusted return on average assets(1)(3)	1.67%	1.65%	1.54%
Pre-tax pre-provision return on average assets(1)	2.45%	2.49%	2.25%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.45%	2.51%	2.29%
Return on average tangible common stockholders' equity(1)	14.78%	14.47%	15.11%
Adjusted return on average tangible common stockholders' equity(1)(3)	14.78%	14.60%	15.36%
Non-interest-bearing deposits to total deposits	23.30%	23.21%	24.69%
Loans and leases held for sale and loans and leases held for investment to total deposits	93.17%	96.10%	95.31%
Deposits to total liabilities	93.22%	91.22%	91.29%
Deposits per branch	$182,707	$178,881	$173,960
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	1.14%	0.92%	0.85%
Total non-performing assets as a percentage of total assets	0.89%	0.73%	0.69%
ACL to total loans and leases held for investment, net before ACL	1.51%	1.48%	1.42%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.31%	0.24%	0.38%
Capital Ratios
Common equity to total assets	12.88%	13.13%	12.61%
Tangible common equity to tangible assets(1)	11.12%	11.36%	10.78%
Leverage ratio	12.90%	12.79%	12.20%
Common equity tier 1 capital ratio	13.29%	12.92%	12.15%
Tier 1 capital ratio	14.27%	13.88%	13.12%
Total capital ratio	16.37%	15.96%	15.81%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes secondary public offering of common stock expense and impairment charges on assets held for sale.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$211,540	$1,756	3.29%	$145,381	$1,132	3.12%	$193,683	$1,878	3.84%
Loans and leases(1)	7,449,374	128,969	6.87%	7,472,818	127,524	6.84%	7,355,958	132,401	7.14%
Taxable securities	1,729,277	16,236	3.72%	1,707,484	14,978	3.52%	1,585,013	13,491	3.38%
Tax-exempt securities(2)	118,992	798	2.66%	131,354	850	2.60%	153,424	1,084	2.80%
Total interest-earning assets	$9,509,183	$147,759	6.16%	$9,457,037	$144,484	6.13%	$9,288,078	$148,854	6.36%
Allowance for credit losses - loans and leases	(114,389)			(111,021)			(109,877)
All other assets	528,742			536,969			538,719
TOTAL ASSETS	$9,923,536			$9,882,985			$9,716,920
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$1,299,949	$7,470	2.28%	$1,050,011	$5,048	1.93%	$834,763	$3,682	1.75%
Money market accounts	2,709,522	17,480	2.56%	2,854,519	18,585	2.61%	2,986,541	23,468	3.12%
Savings	483,203	130	0.11%	490,500	130	0.11%	495,506	136	0.11%
Time deposits	1,650,495	14,204	3.41%	1,624,667	13,575	3.35%	1,654,056	15,571	3.73%
Total interest-bearing deposits	6,143,169	39,284	2.54%	6,019,697	37,338	2.49%	5,970,866	42,857	2.85%
Other borrowings	283,922	1,750	2.45%	442,187	3,273	2.97%	307,457	1,502	1.94%
Subordinated notes and debentures	145,898	2,882	7.84%	145,672	2,859	7.87%	190,074	4,377	9.14%
Total borrowings	429,820	4,632	4.28%	587,859	6,132	4.18%	497,531	5,879	4.69%
Total interest-bearing liabilities	$6,572,989	$43,916	2.65%	$6,607,556	$43,470	2.64%	$6,468,397	$48,736	2.99%
Non-interest-bearing demand deposits	1,856,218			1,792,439			1,888,693
Other liabilities	150,967			145,406			151,540
Total stockholders’ equity	1,343,362			1,337,584			1,208,290
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,923,536			$9,882,985			$9,716,920
Net interest spread(3)			3.51%			3.49%			3.37%
Net interest income, fully taxable equivalent		$103,843			$101,014			$100,118
Net interest margin, fully taxable equivalent(2)(4)(6)			4.33%			4.29%			4.28%
Less: Tax-equivalent adjustment		167	0.00%		178	0.01%		228	0.01%
Net interest income		$103,676			$100,836			$99,890
Net interest margin(4)			4.33%			4.28%			4.27%

Net loan accretion impact on margin		$1,534	0.06%		$2,476	0.11%		$2,528	0.11%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	September 30, 2026		June 30, 2026		September 30, 2025
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,390,641	32.0%	$2,303,785	30.5%	$2,234,986	30.0%
Residential real estate	638,538	8.6%	575,062	7.6%	552,984	7.4%
Construction, land development, and other land	237,851	3.2%	344,578	4.6%	412,032	5.6%
Commercial and industrial	3,070,144	41.1%	3,120,209	41.3%	2,804,434	37.7%
Installment and other	4,324	0.1%	4,817	0.1%	2,431	0.0%
Leasing financing receivables	695,456	9.3%	721,090	9.6%	750,531	10.1%
Total originated loans and leases	$7,036,954	94.3%	$7,069,541	93.7%	$6,757,398	90.8%
Purchased credit deteriorated loans:
Commercial real estate	$50,926	0.7%	$59,161	0.8%	$71,359	1.0%
Residential real estate	15,549	0.2%	18,941	0.2%	24,061	0.3%
Construction, land development, and other land	2,689	0.0%	2,674	0.0%	2,513	0.0%
Commercial and industrial	5,332	0.1%	5,633	0.1%	19,193	0.3%
Installment and other	64	0.0%	66	0.0%	81	0.0%
Total purchased credit deteriorated loans	$74,560	1.0%	$86,475	1.1%	$117,207	1.6%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$136,720	1.9%	$152,230	2.0%	$215,801	2.9%
Residential real estate	143,173	1.9%	148,709	2.0%	178,896	2.4%
Construction, land development, and other land	—	—	—	—	50,493	0.7%
Commercial and industrial	67,086	0.9%	80,537	1.1%	106,827	1.4%
Installment and other	3,024	0.0%	4,919	0.1%	14,133	0.2%
Total acquired non-credit-deteriorated loans and leases	$350,003	4.7%	$386,395	5.2%	$566,150	7.6%
Total loans and leases	$7,461,517	100.0%	$7,542,411	100.0%	$7,440,755	100.0%
Allowance for credit losses - loans and leases	(113,040)		(111,861)		(105,717)
Total loans and leases, net of allowance for credit losses - loans and leases	$7,348,477		$7,430,550		$7,335,038

The following table presents the balance and activity within the allowance for credit losses - loans and leases for the periods indicated:

	Three Months Ended
	September 30,		June 30,		September 30,
(dollars in thousands)	2026		2026		2025
ACL - loans and leases, beginning of period	$111,861		$108,879		$107,727
Provision for credit losses - loans and leases	7,025		7,428		5,097
Net charge-offs - loans and leases	(5,846)		(4,446)		(7,107)
ACL - loans and leases, end of period	$113,040		$111,861		$105,717
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL (annualized)	0.31%		0.24%		0.38%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.20	x	1.67	x	0.72	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases, other real estate owned, and past due loans and leases 90 days or more and still accruing interest, at the date indicated:

				September 30, 2026
				Change from
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Non-performing assets:
Non-performing loans and leases	$85,077	$69,087	$63,158	23.1%	34.7%
Other real estate owned	2,781	3,153	4,220	(11.8)%	(34.1)%
Total non-performing assets	$87,858	$72,240	$67,378	21.6%	30.4%
Total non-performing loans and leases as a percentage of total loans and leases	1.14%	0.92%	0.85%
Total non-performing assets as a percentage of total assets	0.89%	0.73%	0.69%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	132.87%	161.91%	167.38%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$9,657	$8,136	$8,417	18.7%	14.7%
Total non-performing loans guaranteed	$9,657	$8,136	$8,417	18.7%	14.7%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	1.01%	0.81%	0.74%
Total non-performing assets not guaranteed as a percentage of total assets	0.79%	0.65%	0.60%

Past due loans and leases 90 days or more and accruing interest:
Past due leases 90 days or more and accruing interest	$544	$1,114	$—	(51.2)%	100.0%
Total past due loans and leases 90 days or more and accruing interest	$544	$1,114	$—	(51.2)%	100.0%
Total past due loans and leases 90 days or more and accruing as a percentage of total loans and leases	0.01%	0.01%	—

The following table presents the composition of deposits at the dates indicated:

				September 30, 2026
				Change from
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026	September 30, 2025
Non-interest-bearing demand deposits	$1,872,965	$1,826,739	$1,932,869	2.5%	(3.1)%
Interest-bearing checking accounts	1,346,583	1,229,287	868,922	9.5%	55.0%
Money market demand accounts	2,692,285	2,710,183	2,957,995	(0.7)%	(9.0)%
Other savings	474,333	489,415	488,894	(3.1)%	(3.0)%
Time deposits (below $250,000)	1,163,972	1,152,305	1,151,764	1.0%	1.1%
Time deposits ($250,000 and above)	488,972	462,833	427,753	5.6%	14.3%
Total deposits	$8,039,110	$7,870,762	$7,828,197	2.1%	2.7%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted non-interest expense, adjusted non-interest expense excluding amortization of intangible assets, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax equivalent net interest income, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision net income, adjusted pre-tax pre-provision net income, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible common stockholders' equity, tangible assets, average tangible assets, tangible net income, adjusted tangible net income, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	September 30,	June 30,	September 30,
(dollars in thousands, except per share data)	2026	2026	2025
Net income and earnings per share excluding significant items:
Reported Net Income	$41,786	$40,181	$37,200
Significant items:
Impairment charges on assets held for sale	—	496	—
Loss on extinguishment of debt	—	—	843
Tax benefit	—	(130)	(221)
Adjusted Net Income	$41,786	$40,547	$37,822
Reported Diluted Earnings per Share	$0.94	$0.90	$0.82
Significant items:
Impairment charges on assets held for sale	—	0.01	—
Loss on extinguishment of debt	—	—	0.02
Tax benefit	—	—	(0.01)
Adjusted Diluted Earnings per Share	$0.94	$0.91	$0.83

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	September 30,	June 30,	September 30,
ratios annualized, where applicable)	2026	2026	2025
Adjusted non-interest expense:
Non-interest expense	$59,800	$56,479	$60,518
Less: Impairment charges on assets held for sale	—	496	—
Less: Loss on extinguishment of debt	—	—	843
Adjusted non-interest expense	$59,800	$55,983	$59,675
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$59,800	$55,983	$59,675
Less: Amortization of intangible assets	1,235	1,235	1,494
Adjusted non-interest expense excluding amortization of intangible assets	$58,565	$54,748	$58,181
Pre-tax pre-provision net income:
Pre-tax income	$54,460	$54,071	$49,919
Add: Provision for credit losses	6,748	7,162	5,298
Pre-tax pre-provision net income	$61,208	$61,233	$55,217
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$61,208	$61,233	$55,217
Add: Impairment charges on assets held for sale	—	496	—
Add: Loss on extinguishment of debt	—	—	843
Adjusted pre-tax pre-provision net income	$61,208	$61,729	$56,060
Tax equivalent net interest income:
Net interest income	$103,676	$100,836	$99,890
Add: Tax-equivalent adjustment	167	178	228
Net interest income, fully taxable equivalent	$103,843	$101,014	$100,118
Total revenue:
Net interest income	$103,676	$100,836	$99,890
Add: Non-interest income	17,332	16,876	15,845
Total revenue	$121,008	$117,712	$115,735
Tangible common stockholders' equity:
Total stockholders' equity	$1,275,242	$1,304,215	$1,237,682
Less: Goodwill and other intangibles	196,815	198,050	202,014
Tangible common stockholders' equity	$1,078,427	$1,106,165	$1,035,668
Tangible assets:
Total assets	$9,898,780	$9,932,465	$9,812,375
Less: Goodwill and other intangibles	196,815	198,050	202,014
Tangible assets	$9,701,965	$9,734,415	$9,610,361
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,343,362	$1,337,584	$1,208,290
Less: Average goodwill and other intangibles	197,424	198,629	202,723
Average tangible common stockholders' equity	$1,145,938	$1,138,955	$1,005,567
Average tangible assets:
Average total assets	$9,923,536	$9,882,985	$9,716,920
Less: Average goodwill and other intangibles	197,424	198,629	202,723
Average tangible assets	$9,726,112	$9,684,356	$9,514,197
Tangible net income:
Net income	$41,786	$40,181	$37,200
Add: After-tax intangible asset amortization	913	912	1,103
Tangible net income	$42,699	$41,093	$38,303
Adjusted tangible net income:
Tangible net income	$42,699	$41,093	$38,303
Add: Impairment charges on assets held for sale	—	496	—
Add: Loss on extinguishment of debt	—	—	843
Add: Tax benefit on significant items	—	(130)	(221)
Adjusted tangible net income	$42,699	$41,459	$38,925

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	September 30,	June 30,	September 30,
data, ratios annualized, where applicable)	2026	2026	2025
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$61,208	$61,233	$55,217
Average total assets	9,923,536	9,882,985	9,716,920
Pre-tax pre-provision return on average assets	2.45%	2.49%	2.25%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$61,208	$61,729	$56,060
Average total assets	9,923,536	9,882,985	9,716,920
Adjusted pre-tax pre-provision return on average assets	2.45%	2.51%	2.29%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$103,843	$101,014	$100,118
Total average interest-earning assets	9,509,183	9,457,037	9,288,078
Net interest margin, fully taxable equivalent	4.33%	4.29%	4.28%
Non-interest income to total revenues:
Non-interest income	$17,332	$16,876	$15,845
Total revenues	121,008	117,712	115,735
Non-interest income to total revenues	14.32%	14.34%	13.69%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$59,800	$55,983	$59,675
Average total assets	9,923,536	9,882,985	9,716,920
Adjusted non-interest expense to average assets	2.39%	2.27%	2.44%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$58,565	$54,748	$58,181
Total revenues	121,008	117,712	115,735
Adjusted efficiency ratio	48.40%	46.51%	50.27%
Adjusted return on average assets:
Adjusted net income	$41,786	$40,547	$37,822
Average total assets	9,923,536	9,882,985	9,716,920
Adjusted return on average assets	1.67%	1.65%	1.54%
Adjusted return on average stockholders' equity:
Adjusted net income	$41,786	$40,547	$37,822
Average stockholders' equity	1,343,362	1,337,584	1,208,290
Adjusted return on average stockholders' equity	12.34%	12.16%	12.42%
Tangible common equity to tangible assets:
Tangible common equity	$1,078,427	$1,106,165	$1,035,668
Tangible assets	9,701,965	9,734,415	9,610,361
Tangible common equity to tangible assets	11.12%	11.36%	10.78%
Return on average tangible common stockholders' equity:
Tangible net income	$42,699	$41,093	$38,303
Average tangible common stockholders' equity	1,145,938	1,138,955	1,005,567
Return on average tangible common stockholders' equity	14.78%	14.47%	15.11%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income	$42,699	$41,459	$38,925
Average tangible common stockholders' equity	1,145,938	1,138,955	1,005,567
Adjusted return on average tangible common stockholders' equity	14.78%	14.60%	15.36%
Tangible book value per common share:
Tangible common equity	$1,078,427	$1,106,165	$1,035,668
Common shares outstanding	44,674,518	45,191,493	45,859,977
Tangible book value per common share	$24.14	$24.48	$22.58